FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2017 Results

BOSTON – February 16, 2018 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the fourth quarter and full year 2017. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to the appropriate GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2018/Q4-2017-Iron-Mountain-Incorporated-Earnings-Conference-Call-/default.aspx or by clicking HERE.

Financial Performance Highlights

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Total Revenues, on a reported basis, for the fourth quarter of 2017 were $991 million, compared with $934 million in 2016. On a constant dollar (C$) basis, Total Revenues grew 4.1% compared to the prior year. For full year 2017, Total Revenues were $3.85 billion, compared with $3.51 billion in 2016, an increase of 9.0% on a C$ basis, reflecting the benefit from the acquisition of Recall Holdings Limited (“Recall”), which closed on May 2, 2016.

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Income from Continuing Operations for the fourth quarter was $24 million, compared with $50 million in the fourth quarter of 2016. Income from Continuing Operations included $26 million of Recall Costs in the fourth quarter of 2017, compared with $29 million in the fourth quarter of 2016. In addition, Income from Continuing Operations in the fourth quarter of 2017included $30 million of debt extinguishment charges associated with refinancing of the company’s GBP notes. For the full year, Income from Continuing Operations was $192 million, compared with $104 million in 2016. For full year 2017, Recall Costs were $85 million in 2017 compared with $132 million in 2016 and debt extinguishment charges were $78 million in 2017 compared with $9 million in 2016.

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Adjusted EBITDA, on a reported dollar basis, for the fourth quarter of 2017 was $327 million, compared with $297 million in 2016. On a C$ basis, Adjusted EBITDA increased by 8% reflecting higher margins associated with cost synergies from the Recall acquisition as well as the company’s Transformation Initiative. For the full year, Adjusted EBITDA was $1.26 billion, compared with $1.09 billion in 2016 or an increase of 15% on a C$ basis, reflecting the benefit from the Recall acquisition and Transformation Initiative.

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Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.09 compared with $0.19 for the fourth quarter of 2016. Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was impacted by the debt extinguishment charges referenced above. Full year, Reported EPS - Fully Diluted from Continuing Operations was $0.71 compared with $0.41 in 2016. The full year increase in Reported EPS was driven by improved margins and lower Recall Costs in 2017, partially offset by debt extinguishment charges.

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Adjusted EPS for the fourth quarter was $0.29, compared with $0.26 in 2016, an increase of 12%. For full year 2017, Adjusted EPS was $1.16 compared with $1.07 in 2016. Adjusted EPS for the fourth quarter of 2017 reflects an amortization charge of approximately $0.02 per share associated with an adjustment to Recall customer relationship value. Prior to the amortization adjustment, Adjusted EPS for the fourth quarter of 2017 would have been $0.31. The structural tax rate was 19.7%, compared with 18.5% a year ago.

•	Net Income for the fourth quarter was $21 million compared with $50 million in 2016. For the full year, Net Income was $185 million compared with $107 million in 2016.

•	FFO (Normalized) per share was $0.53 for the fourth quarter, compared with $0.50 in 2016. For the full year, FFO (Normalized) per share was $2.13, compared with $1.98 in 2016.

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AFFO was $154 million for the fourth quarter compared with $170 million in 2016, a decrease of 9%. The decrease was primarily driven by timing of maintenance capital expenditures relative to the fourth quarter in 2016. For the full year, AFFO increased 12% to $752 million, compared with $669 million in 2016.

Guidance
The company issued 2018 full-year guidance based on 2018 constant dollar budget rates; details are available on Page 7 of the Supplemental Financial Information.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2018 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences on and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information and the cost of complying with and improving data security; (vi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (vii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms and to close pending acquisitions and to integrate acquired companies efficiently; (viii) the impact of service interruptions or equipment damage, and cost of power on our data center operations; (ix) our ability or inability to satisfy our debt obligations and restrictions in our debt instruments; (x) changes in the amount of our capital expenditures and our ability to invest in accordance with plan; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) the performance of business partners upon whom we depend for technical assistance and shared services; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 85 million square feet across more than 1,400 facilities in over 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include information management, digital transformation, secure storage,  secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden	Faten Freiha
Senior Vice President, Investor Relations	Director, Investor Relations
melissa.marsden@ironmountain.com	faten.freiha@ironmountain.com
(617) 535-8595	(617) 535-8404

Media Contacts:
Christian T. Potts	Kaitlyn Rawlett
Senior Manager, Corporate Communications	Weber Shandwick
Christian.Potts@ironmountain.com	KRawlett@webershandwick.com
(617) 535-8721	(212) 445-8082